As filed with the Securities and Exchange Commission on January 25, 2002

                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                                  TELLABS, INC.
             (Exact name of registrant as specified in its charter)
                          -----------------------------

                  DELAWARE                                    36-3831568
      (State or Other Jurisdiction of                      (I.R.S. Employer
       Incorporation or Organization)                    Identification No.)

                               ONE TELLABS CENTER
                               1415 W. DIEHL ROAD
                           NAPERVILLE, ILLINOIS 60563
    (Address, including zip code, of registrant's principle executive office)

                              OCULAR NETWORKS, INC.
                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

                                       AND

                      TELLABS, INC. 2001 STOCK OPTION PLAN
                            (Full title of the plan)
                          -----------------------------

                              SUSAN R. LICHTENSTEIN
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                  TELLABS, INC.
                               ONE TELLABS CENTER
                               1415 W. DIEHL ROAD
                           NAPERVILLE, ILLINOIS 60563
                                 (630) 378-8800
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                               IMAD I. QASIM, ESQ.
                           SIDLEY AUSTIN BROWN & WOOD
                                 BANK ONE PLAZA
                            10 SOUTH DEARBORN STREET
                             CHICAGO, ILLINOIS 60603
                                 (312) 853-7000

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
   TITLE OF SECURITIES      AMOUNT TO BE REGISTERED  OFFERING PRICE PER        AGGREGATE       REGISTRATION
     TO BE REGISTERED                  (1)                 SHARE            OFFERING PRICE         FEE
-----------------------------------------------------------------------------------------------------------
      Common Stock,           40,916,698 shares (2)        $15.22 (3)        $622,752,144 (3)   $57,294 (4)
     $0.01 par value
-----------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Tellabs, Inc. 2001 Stock Option Plan and/or the Ocular Networks, Inc. Amended and Restated 2000 Stock Incentive Plan as a result of any further stock splits, stock dividends or similar adjustments of the outstanding Common Stock pursuant to Rule 416(a).

(2) 2,916,698 shares issuable pursuant to options granted under the Ocular Networks, Inc. Amended and Restated 2000 Stock Incentive Plan and 38,000,000 shares issuable pursuant to options granted under the Tellabs, Inc. 2001 Stock Option Plan.

(3) Calculated in accordance with Rule 457(h)(1) under Regulation C based on the high and low prices of the common stock on the Nasdaq National Market on January 18, 2002.

(4) Previously paid. The securities being registered hereunder are carried forward from the 220,868,892 split-adjusted shares of Registrant's Common Stock previously registered in Registration Statement No. 333-59511 (20,909,457 shares of which have been subsequently authorized for issuance) with respect to which a filing fee of $2,432,523 was previously paid.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information required by this section will be given to those persons who are eligible to participate in the Ocular Networks, Inc. Amended and Restated 2000 Stock Incentive Plan and the Tellabs, Inc. 2001 Stock Option Plan and are not required to be filed with the Securities and Exchange Commission (the "Commission") as a part of the Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by Tellabs, Inc., a Delaware corporation ("Registrant"), are incorporated in this Registration Statement by reference:

(a) The Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-09692);

(b)  The Report on Form 11-K for the year ended December 31, 2000;

(c) The Quarterly Report on Form 10-Q for the quarters ended March 30, June 29 and September 28, 2001 (File Nos. 0-09692);

(d) The Current Reports on Form 8-K dated January 25, 2001, March 12, 2001, April 20, 2001, June 4, 2001, June 22, 2001, July 18, 2001, August 22,
     2001, October 18, 2001, November 5, 2001, November 16, 2001 and December 4, 2001 (File Nos. 0-09692); and

(e) The description of the Common Stock contained in the Registration Statement on Form S-4 (Registration No. 333-95135), including any amendment or report filed for the purpose of updating such description, under the caption "Description of Tellabs Capital Stock".

         All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock registered hereby has been passed upon for the Registrant by James M. Sheehan, Esq., the Vice President, Deputy General Counsel and Assistant Secretary of Tellabs Operations, Inc., a wholly owned subsidiary of the Registrant. Mr. Sheehan is the beneficial owner of less than 1.0% of the outstanding shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated By-laws (the "By-Laws") provide, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant as provided in the By-Laws and to the fullest extent which it is empowered to do so by the Delaware General Corporation Law (the "DGCL") against all expense, liability and loss (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, subject to certain conditions, the Registrant shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative, initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the Registrant. The right to indemnification under the By-Laws is a contract right and, subject to certain conditions, includes the right to be paid by the Registrant the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition. The By-Laws further provide that the indemnification and payment of expenses incurred provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

         Section 145 of the DGCL authorizes indemnification by the Registrant of directors and officers under the circumstances provided in the provisions of the By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

         The Registrant has purchased insurance which purports to insure the Registrant against certain costs of indemnification which may be incurred by it pursuant to the By-Laws and to insure the officers and directors of the Registrant, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Restated Certificate of Incorporation of Tellabs, Inc., (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-4, Registration No. 333-59511), as amended by Registrant's Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2000, File No. 0-09692).

         4.2 Amended and Restated By-Laws of Tellabs, Inc., as amended (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-8, Registration No. 333-56546).

         4.3   Ocular Networks, Inc. Amended and Restated 2000 Stock Incentive
               Plan.

         4.4 Tellabs, Inc. 2001 Stock Option Plan (incorporated by reference to Appendix B to Registrant's Proxy Statement, dated March 14, 2001, relating to the 2001 Annual Meeting of Stockholders, File No. 0-09692).

         5.1 Opinion of James M. Sheehan, Esq. regarding the legality of the Common Stock to be issued upon exercise of options issued under the Plans.

         23.1  Consent of Ernst & Young LLP.

         23.2  Consent of James M. Sheehan, Esq. (included in Exhibit 5.1).

         24.1 Powers of Attorney (included on the signature pages of the Registration Statement).

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act ), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on this 25th day of January, 2002.

                                       TELLABS, INC.

                                       By: /s/ Richard C. Notebaert
                                           -------------------------------
                                           Richard C. Notebaert
                                           President and Chief Executive Officer

         We, the undersigned officers and directors of Tellabs, Inc., and each of us, do hereby constitute and appoint each and any of Richard C. Notebaert and Susan R. Lichtenstein our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                            TITLE                                      DATE
---------                            -----                                      ----
  /s/ Richard C. Notebaert           President, Chief Executive Officer and     January 25, 2002
--------------------------           Director (Principal Executive Officer)
Richard C. Notebaert

  /s/ Joan E. Ryan                   Executive Vice President and               January 25, 2002
--------------------------           Chief Financial Officer
Joan E. Ryan                         (Principal Financial Officer)

  /s/ James A. Dite                  Vice President (Principal Accounting       January 25, 2002
--------------------------           Officer)
James A. Dite

  /s/ Michael J. Birck               Director                                   January 25, 2002
--------------------------
Michael J. Birck

                                     Director
--------------------------
John J. Goossens

  /s/ Peter A. Guglielmi             Director                                   January 25, 2002
--------------------------
Peter A. Guglielmi

                                     Director
--------------------------
Brian J. Jackman

  /s/ Frederick A. Krehbiel          Director                                   January 25, 2002
--------------------------
Frederick A. Krehbiel

                                        4


  /s/ Stephanie Pace Marshall        Director                                   January 25, 2002
--------------------------
Stephanie Pace Marshall

  /s/ William F. Souders             Director                                   January 25, 2002
--------------------------
William F. Souders

  /s/ Jan H. Suwinski                Director                                   January 25, 2002
--------------------------
Jan H. Suwinski

                                INDEX TO EXHIBITS

  EXHIBIT NUMBER                  DESCRIPTION OF EXHIBIT

         4.1 Restated Certificate of Incorporation of Tellabs, Inc., (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-4, Registration No. 333-59511), as amended by Registrant's Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2000, File No. 0-09692).

         4.2 Amended and Restated By-Laws of Tellabs, Inc., as amended (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-8, Registration No. 333-56546).

         4.3      Ocular Networks, Inc. Amended and Restated 2000 Stock
                  Incentive Plan.

         4.4 Tellabs, Inc. 2001 Stock Option Plan (incorporated by reference to Appendix B to Registrant's Proxy Statement, dated March 14, 2001, relating to the 2001 Annual Meeting of Stockholders, File No. 0-09692).

         5.1 Opinion of James M. Sheehan, Esq. regarding the legality of the Common Stock to be issued upon exercise of options issued under the Plans.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of James M. Sheehan, Esq. (included in Exhibit 5.1).

         24.1 Powers of Attorney (included on the signature pages of the Registration Statement).


                                       6